Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 28, 2012, in Amendment No. 5 to the Registration Statement (Form S-1) and related Prospectus of Hyster-Yale Materials Handling, Inc. for the registration of its Class A common stock and its Class B common stock.

/s/ Ernst & Young LLP

Cleveland, Ohio

September 26, 2012